AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON MARCH 19, 2002
                              SUBJECT TO AMENDMENT

                        REGISTRATION NO. ______-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 OMI CORPORATION
             (Exact name of registrant as specified in its charter)
                                ----------------

          Marshall Islands                               52-2098714
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or organization)

                                One Station Place
                               Stamford, CT 06902
                                 (203) 602-6700

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                            FREDRIC S. LONDON, ESQ.,
                     SENIOR VICE PRESIDENT & GENERAL COUNSEL
                                 OMI CORPORATION
                                One Station Place
                               Stamford, CT 06902
                                 (203) 602-6700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------

     The Commission is requested to mail signed copies of all orders, notices and communications to:

         Fredric S. London, Esq.                      Robert L. Clare III, Esq.
             OMI Corporation                              White & Case LLP
            One Station Place                        1155 Avenue of the Americas
           Stamford, CT  06902                        New York, New York  10036
             (203) 602-6700                                (212) 819-8200


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                ----------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                ----------------


                                                   CALCULATION OF REGISTRATION FEE
                                                   -------------------------------
                                                        Proposed maximum      Proposed maximum
     Title of each class of           Amount to be     offering price per    aggregate offering        Amount of
   securities to be registered         registered           share(1)                price           registration fee
Common  Stock,  par  value  $0.50   7,038,796 shares          $3.62            $25,480,442.00          $2,344.20
per  share  (and  related  Rights    (and an equal
(the  "Rights")  with the  shares  number of Rights)
of Common Stock)


----------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of
1933, as amended, and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on March
15, 2002. -ii-

                                ----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================
The information contained in this Prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities, nor can we accept any offers to buy these securities, until the registration statement filed with the Securities and Exchange Commission or any applicable state securities commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There will not be any sale of these securities in any state where the offer, sale or solicitation is not permitted.
================================================================================

                  Subject to Completion, Dated March 19, 2002

                                7,038,796 Shares
                                 OMI CORPORATION
                                  Common Stock

     This prospectus will allow us to issue up to 7,038,796 shares of our common stock over time. This means:

     We will provide a prospectus supplement each time we issue shares of our common stock.

     The prospectus supplement will inform you about the specific terms of the offering and also may add, update or change information contained in this document.

     You should read this document and any prospectus supplement carefully before you invest.

     With each share being offered, there is one Right to purchase Series A Participating Preferred Stock, par value $1.00 per share of OMI Corporation. This Right is exercisable in certain circumstances arising from a hostile takeover attempt.

     The Common Stock is listed on the New York Stock Exchange under the symbol "OMM." On March 18, 2002, the last reported sale price of the Common Stock on the NYSE was $3.75 per share.

================================================================================
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ADEQUATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
================================================================================

                        Prospectus dated March 19, 2002

                                TABLE OF CONTENTS

Available Information..........................................................3
Incorporation of Certain Information by Reference..............................3
The Company....................................................................5
Use of Proceeds................................................................5
Common Stock Price Range.......................................................5
Plan of Distribution...........................................................5
Legal Matters..................................................................6
Experts........................................................................6

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with such requirements, file reports, proxy statements and other information with the Securities and Exchange Commission.

     We have filed with the SEC a registration statement on Form S-3, together with all amendments and exhibits thereto, under the Securities Act of 1933 for the registration of the Common Stock and Rights offered here. This prospectus constitutes a part of the registration statement and does not contain all the information set forth therein, certain parts of which have been omitted as permitted by the rules and regulations of the SEC. Any statements contained in this prospectus concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. For further information regarding us or the securities offered hereby, you should refer to the registration statement.

     OMI Corporation

     We file annual reports and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference facilities at:

     Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;

     500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

     233 Broadway, 13th Floor, New York, New York 10279.

     You may also read and copy any document that OMI files at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Section. Also, the SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the SEC. In addition, you may inspect reports, proxy statements and other information concerning OMI at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the documents we file with it, which means that we can disclose important information to you by referring you to those documents instead of reproducing that information in this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange
Act:

     1. Our Annual Report on Form 10-K for the year ended December 31, 2000;

     2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     3. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

     4. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

     5. Our Proxy Statement for the 2001 annual meeting of stockholders; and

     6. The description of Common Stock contained in our registration statements on Form 8-A, May 15, 1998, as amended on June 17, 1998 and the description of the Rights currently traded with the Common Stock contained in our registration statement on Form 8-A, dated December 14, 1998, filed under Section 12 of the Exchange Act of 1934, including any subsequent amendments or reports filed for the purpose of updating such description.

     All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference into this prospectus and made a part hereof from the date of filing of such documents, except that the information required by Item 402 (i), (k) and
(l) of Regulation S-K under the Securities Act and included in any such document is not incorporated herein. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein or in a subsequently filed document, that also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these documents, at no cost to you, by writing or telephoning us at the following address:

     Fredric S. London, Esq.
     Senior Vice President and General Counsel
     OMI Corporation
     One Station Place
     Stamford, Connecticut 06902
     Tel: (203) 602-6700

     Reliance on Information

     You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                   THE COMPANY

     Our principal executive offices are located at One Station Place, Stamford, Connecticut 06902 (telephone: (203) 602-6700).

                                 USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, the net proceeds from the sale of securities offered through this prospectus will be used for general corporate purposes, which may include working capital, capital expenditures, the acquisition of vessels and the reduction or refinancing of existing indebtedness.

                            COMMON STOCK PRICE RANGE

     The Company's Common Stock is listed on the New York Stock Exchange under the symbol "OMM." The table below shows the range of reported last sale prices on the New York Stock Exchange Composite Tape for the Company's Common Stock for the periods indicated and the dividends paid per share on the Common Stock for such periods.

                                                   Common Stock Price
                                                   ------------------
                                              High                    Low
                                              ----                    ---
Period ended June 17, 1998 (1)
         June 17 to June 30............     8 11/16                  6 7/8
         Third Quarter...................   8 5/16                   3 1/8
         Fourth Quarter................     4                        2 5/8
Year ended December 31, 1999
         First Quarter...................   3 1/4                    1 9/16
         Second Quarter..................   2 11/16                  11/2
         Third Quarter....................  2 3/4                    1 7/8
         Fourth Quarter..................   2 9/16                   11/2
Year ended December 31, 2000
         First Quarter...................   3 15/16                  1 3/16
         Second Quarter..................   5 7/16                   2 7/8
         Third Quarter....................  8 7/8                    5 1/8
         Fourth Quarter..................   8 3/16                   4 1/4
Year ended December 31, 2001
         First Quarter...................   7.76                     5.38
         Second Quarter..................   8.41                     5.58
         Third Quarter....................  5.85                     3.85
         Fourth Quarter..................   4.28                     3.06
Period ended March 18, 2002
         January 1 to March 18              3.78                     3.60

---------------
(1) Prior to June 30, 1998, the Company was a subsidiary of OMI Corp., a Delaware corporation.

                              PLAN OF DISTRIBUTION

     We may offer the shares of common stock:

     o    directly to purchasers;

     o    to or through underwriters;

     o    through dealers, agents or institutional investors; or

     o    through a combination of such methods.

     Regardless of the method used to sell the common stock, we will provide a prospectus supplement that will disclose:

     o the identity of any underwriters, dealers, agents or investors who purchase the securities;

     o the material terms of the distribution, including the amount sold and the consideration paid;

     o the amount of any compensation, discounts or commissions to be received by the underwriters, dealers or agents;

     o the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

     o the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

                                  LEGAL MATTERS

     The validity of the Common Stock being offered hereby will be passed upon for the Company by Fredric S. London, Esq., Senior Vice President and General Counsel of the Company.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes a reference to other auditors and an explanatory paragraph relating to changes in the method of accounting for vessels operating on voyage charters), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The   estimated   expenses  of  issuance  and   distribution,   other  than
underwriting  discounts  and  commissions,   expected  to  be  incurred  by  the
Registrant are as follows:

    Filing fee of Securities and Exchange Commission                 $ 2, 344.20
    relating to registration statement...............................

    Fees and expenses of counsel for the Registrant,                   $5,000.00
    White & Case LLP.................................................

    Fee of accountants, Deloitte & Touche LLP........................ $10,000.00

    Miscellaneous                                                             $0

    Total............................................................ $17,344.20

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS OF OMI

     Marshall Islands law provides that with respect to legal actions against a person by reason of the fact that such person is or was a director or officer of a corporation, such corporation (i) must indemnify such person for expenses of litigation when such person is successful on the merits; (ii) may indemnify such person for expenses, judgments, fines and amounts paid in settlement of litigation (other than in an action by or in right of the corporation), even if such person is not successful on the merits, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, had no reason to believe that conduct was unlawful); and (iii) may indemnify such person for the expenses of a suit by or in the interest of the corporation, even if such person is not successful on the merits, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made if such person has been found to be liable of negligence or misconduct in the performance of his duties to the corporation unless the court in which such action was brought determines that, despite the finding of liability, such person is fairly and reasonably entitled to indemnity for such expenses. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. The OMI Articles and By-laws limit personal liability of directors and officers to the fullest extent permitted by Marshall Islands law.

     Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors, officers or persons controlling OMI pursuant to the foregoing provisions, OMI has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and therefore unenforceable.

ITEM 16. EXHIBITS.

Exhibit
Number         Description
------         -----------

4.1 The Articles of Incorporation of OMI Corporation, incorporated by reference herein from Exhibit 3.1 of the Registration Statement of Form S-1 dated May 15, 1998.

4.2            By-laws of OMI Corporation, incorporated by reference herein from
               Exhibit 3.2 of the Registration Statement on Form S-1 dated May 15, 1998.

5.1 Opinion of Fredric S. London, Esq. as to the legality of the shares of Common Stock and Rights registered hereunder.

23.1           Consent of Deloitte & Touche LLP.

23.3           Consent of Fredric S. London,  Esq.  (included in Exhibit  Number
               5.1).

24             Power  of  Attorney  (included  in Part  II of this  Registration
               Statement).

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was effective, and

               (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 18th day of March, 2002.

                                            OMI Corporation
                                            (Registrant)



                                            By:/s/ Fredric S. London
                                               ---------------------------------
                                               Fredric S. London
                                               Senior Vice President and General
                                               Counsel


                                            By:/s/ Kathleen C. Haines
                                               ---------------------------------
                                               Kathleen C. Haines
                                               Senior Vice President and Chief
                                               Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fredric S. London and Kathleen C. Haines and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                            SIGNATURE                          DATE
----                            ---------                          ----

Robert Bugbee             /s/ Robert Bugbee                     March 15, 2002
Director                  -------------------------------

James N. Hood             /s/ James N. Hood                     March 18,2002
Director                  -------------------------------

Michael Klebanoff         /s/ Michael Klebanoff                 March 15,2002
Director                  -------------------------------

Edward Spiegel            /s/ Edward Spiegel                    March 18, 2002
Director                  -------------------------------

Craig H. Stevenson, Jr.   /s/ Craig H. Stevenson, Jr.           March 15, 2002
Director                  -------------------------------

Donald C. Trauscht        /s/ Donald C. Trauscht                March 15, 2002
Director                  -------------------------------




                                  EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

4.1 The Articles of Incorporation of OMI Corporation, incorporated by reference herein from Exhibit 3.1 of the Registration Statement of Form S-1 dated May 15, 1998.

4.2            By-laws of OMI Corporation, incorporated by reference herein from
               Exhibit 3.2 of the Registration Statement on Form S-1 dated May 15, 1998.

5.1 Opinion of Fredric S. London, Esq. as to the legality of the shares of Common Stock and Rights registered hereunder.

23.1           Consent of Deloitte & Touche LLP.

23.3           Consent of Fredric S. London,  Esq.  (included in Exhibit  Number
               5).

24             Power  of  Attorney  (included  in Part  II of this  Registration
               Statement).

                                                                     EXHIBIT 5.1

                                                                  March 18, 2002

OMI Corporation
One Station Place
Stamford, Connecticut 06902

     Re:    OMI Corporation,
            Registration Statement on Form S-3

Ladies and Gentlemen:

     I am General Counsel of OMI Corporation, a Marshall Islands' corporation (the "Corporation"). I have examined the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in the form in which it is to be filed today by the Corporation with the Securities and Exchange Commission (the "Commission"), relating to the registration of 7,038,096 shares of the Corporation's Common Stock, $0.50 par value (the "Shares"), and related Rights to purchase Series A Participating Preferred Stock, par value $1.00 issuable in certain circumstances with the Shares (the "Rights" and, together with the Shares, the "Securities"). The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act. The aggregate public offering price of the Securities being registered pursuant to the Registration Statement will not exceed $25,480,442.00.

     In arriving at the opinions expressed below, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and other certificates or public officials, officers and representatives of the Corporation and such other persons, and I have made such investigation of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine.

     Based on the foregoing, it is my opinion that:

     1. The Corporation is validly existing as a corporation in good standing under the laws of the Marshall Islands.

     2. When (i) the issuance of the Shares has been duly authorized by all necessary corporate action of the Corporation and (ii) the certificates for the Shares have been duly executed by the Corporation, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, (x) the Shares will be legally issued, fully paid and non-assessable and (y) the Rights, if any, included with the Shares will be duly authorized and validly issued obligations of the Company.

     Insofar as the foregoing opinions relate to the validity or enforceability of any agreement or obligation of the Company, (a) I have assumed that each other party to such agreement or obligation will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principals of equity.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name in the Registration Statement and the related Prospectus under the caption "Legal Matters." By giving such consent, I do not admit that I am an "expert" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,


                                          /s/ Fredric S. London
                                          -----------------------------------
                                          Fredric S. London
                                          Senior Vice President, General Counsel
                                          and Secretary

                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of OMI Corporation on Form S-3 of our report dated February 9, 2001 (which report expresses an unqualified opinion and includes a reference to other auditors and an explanatory paragraph relating to changes in the method of accounting for vessels operating on voyage charters), appearing in the Annual Report on Form 10-K of OMI Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


                                            /s/ Deloitte & Touche LLP
                                            -----------------------------------
                                            New York, New York

                                            Date: March 15, 2002